Exhibit 10.19

DNB Bank ASA

Dronning Eufemias gate 30

P.O. Box 1600 Sentrum

0021 Oslo

Norway

(as Agent)

10 March 2025

HMH Holding B.V.—Senior Facility Agreement dated 20 November 2023 (the “Facility Agreement”)

We refer to the Facility Agreement entered into between, inter alia, HMH Holding B.V. as borrower and company (the “Company”), DNB Bank ASA and Nordea Bank Abp, filial i Norge as mandated lead arrangers, bookrunners and original lenders and DNB Bank ASA as agent (the “Agent”).

All capitalised terms used, but not defined in this letter (the “Request Letter”), shall have the same meaning ascribed to them in the Facility Agreement. References to Clauses and paragraphs are references to Clauses and paragraphs of the Facility Agreement (unless the context requires otherwise).

1.	Background

Reference is made to the announcement by the Company on 13 August 2024 that a newly formed company incorporated in the United States, HMH Holding Inc. (“Listco”), a wholly-owned subsidiary of the Company, filed a registration statement with the United States Securities and Exchange Commission (SEC) in connection with the proposed initial public offering of Listco, by way of the public listing in the United States on the NASDAQ Stock Market of shares of Class A common stock of Listco (the “IPO”).

Reference is also made to the senior secured bonds issued by the Company as issuer pursuant to the bond terms dated 15 November 2023 (the “Bond Terms”). The Bondholders (as defined in the Bond Terms) have on 11 December 2024 approved similar changes to the Bond Terms so that the consents in this Request Letter will ensure that the Facility Agreement and Bond Terms remain aligned.

The Company intends to implement the IPO by way of an umbrella partnership-C corporation (“UP-C”) structure – a structure used for initial public offerings in the United States as a way to facilitate the tax efficient sale of pre-offering stockholders’ interests over time, while allowing the listing entity to share in a portion of the available benefits obtained as a result.

In order to implement the IPO and the UP-C structure, the Company has requested certain amendments to be made to the Facility Agreement, as further detailed below.

2.	Change of Control

In connection with the IPO, a corporate reorganization will be effected to establish the UP-C structure.

Currently, the equity interests in the Company are collectively owned by Baker Hughes Holdings LLC, Akastor AS and Mercury HoldCo Inc. (the “Principal Shareholders”), which will remain the case until the implementation of the IPO and reorganization.

Following the IPO and reorganization, Listco will be a publicly-listed holding company whose sole material asset will be an equity interest in the Company, representing all voting rights in the Company. The Principal Shareholders will retain non-voting equity interests in the Company, and will in addition hold unlisted voting equity interests in Listco. The Company will continue to own all of its operating assets.

For an overview of the Company’s organizational structure before and after the IPO and corporate reorganization, please see Schedule 1 (Organizational structure) hereto.

In order to permit Listco to take control of the Company, and the Principal Shareholders to remain significant direct and indirect owners of the Company following the IPO and corporate reorganization, an amendment is required to the definitions of (i) “Parent Entity” set out in Clause 1.1 (Definitions) of the Facility Agreement, and (ii) “Change of Control” set out in Clause 9.1 (Change of Control) of the Facility Agreement.

3.	IPO

It is contemplated that Listco will be listed on the NASDAQ Stock Market. However, the Facility Agreement only contemplates an IPO on the Oslo Stock Exchange or a regulated market in the European Union. Furthermore, the Facility Agreement contemplates that any IPO will be undertaken by the Company, rather than a holding company such as Listco.

As a result, implementation of the IPO will require an amendment to the definitions of “Exchange” and “IPO” in the Facility Agreement.

4.	Costs and expenses of Listco

Listco will be a holding company incorporated for the purpose of facilitating the listing of the Group and the UP-C structure. Listco will have no assets or operations other than its ownership interests in the Company and as such any costs and expenses of Listco are naturally associated with the business of the Group or the listing. Such costs and expenses will have to be borne by the Group, which will require an amendment to the definition of “Permitted Financial Support” in Clause 1.1 (Definitions) of the Facility Agreement and paragraph (b) of Clause 24.11 (Restricted Payments).

5.	Amendment of Facility Agreement

The Company requests that the Facility Agreement is amended as follows (the “Proposal”):

(a)	the definition of “Exchange” in Clause 9.1 (Change of Control) of the Facility Agreement to be deleted in its entirety and replaced with the following:

“Exchange” means:

(a)	Oslo Børs (the Oslo Stock Exchange);

(b)

any regulated market as such term is understood in accordance with the Markets in Financial Instruments Directive 2014/65/EU (MiFID II) and Regulation (EU) No. 600/2014 on markets in financial instruments (MiFIR); or

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(c)

the Nasdaq Stock Market (including the Nasdaq Global Select Market, the Nasdaq Global Market and the Nasdaq Capital Market), the New York Stock Exchange or any other national securities exchange under the U.S. Securities Exchange Act of 1934, as amended.

(b)	the definition of “IPO” in Clause 1.1 (Definitions) of the Facility Agreement to be deleted in its entirety and replaced with the following:

“IPO” means an initial public offering or other transactions leading to the shares in the Company or Listco (as a parent company of the Company) being listed on an Exchange.

(c)	new definition to be inserted in Clause 1.1 (Definitions) of the Facility Agreement (in alphabetical order) as follows:

“Listco” means HMH Holding Inc., a Delaware corporation, or any of its successors.

(d)	the definition of “Parent Entity” in Clause 1.1 (Definitions) of the Facility Agreement to be deleted in its entirety and replaced with the following:

“Parent Entity” means each of Baker Hughes Holdings LLC and Akastor ASA and each of their direct and indirect parent and subsidiary entities that directly or indirectly holds shares in the Company.

(e)

new paragraph (p) to be inserted in the definition of “Permitted Financial Support” in Clause 1.1 (Definitions) of the Facility Agreement as follows (and existing paragraph (p) of that definition to be renumbered as paragraph (q)):

(p)	in the form of a loan, advance or other payment by the Company to or on behalf of Listco for Listco to pay its corporate, administrative and other similar expenses;

(f)	paragraph (ii) of the definition of “Change of Control” in Clause 9.1 (a) (Change of Control) of the Facility Agreement to be deleted in its entirety and replaced with the following:

following an IPO:

(i)

any person or group of persons, other than the Parent Entities, acting in concert owns or controls (directly or indirectly), beneficially or of record, more than 33.33 per cent. of the shares or the voting rights in Listco; or

(ii)	Listco ceases to own all of the voting rights in the Company.

(g)	paragraph (b) of Clause 9.1 (Change of Control) of the Facility Agreement to be deleted in its entirety and replaced with the following:

The Company must promptly inform the Agent if it becomes aware of any Change of Control or De-Listing Event.

(h)

paragraph (c) of Clause 9.1 (Change of Control) of the Facility Agreement to be amended by replacing the introductory part “After the Change of Control has occurred” with “After a Change of Control or De-Listing Event has occurred” and leaving the remaining part unchanged.

(i)	the definition of “De-Listing Event” in Clause 9.1 (a) (Change of Control) of the Facility Agreement to be deleted in its entirety and replaced with the following:

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“De-Listing Event” means, after the completion of an IPO, if the shares of the Company or Listco cease to be listed on an Exchange.

(j)	new paragraph (iv) to be inserted in paragraph (b) of clause 24.11 (Restricted Payments) of the Facility Agreement:

following an IPO, any Restricted Payment to Listco for Listco to pay its corporate, administrative and other similar expenses.

Implementation of the Proposal shall be subject to approval of the Proposal by the Lenders.

6.	Guarantee and security confirmation

The Company confirms and undertakes that:

(a)

the guarantee granted under the Guarantee Agreement and the Transaction Security created or purporting to be created under any Transaction Security Document shall continue in full force and effect, and extend to all the obligations and liabilities covered or purporting to be covered thereby (including, without limitation, those relating to the Facility Agreement as amended by this Request Letter); and

(b)

save as expressly amended or otherwise provided for in this Request Letter, the Facility Agreement and the other Finance Documents, including each Transaction Security Document, shall remain in full force and effect and are hereby ratified and confirmed in all respects by the Parties as if herein set forth in their entirety.

7.	Miscellaneous

(a)

You are kindly asked to obtain the consent of the Lenders under the Facility Agreement for the Proposal and to confirm that you acknowledge and agree to this Request Letter on behalf of yourself and the Finance Parties by counter-signing, dating and returning a copy of this Request Letter by 16:00 (Oslo time) on 11 March 2025.

(b)	Save as waived or consented to under this Request Letter, the provisions of the Facility Agreement shall continue with full force and effect.

(c)	This Request Letter shall constitute a Finance Document (as applicable).

(d)	This Request Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Request Letter.

(e)	The amendments to the Facility Agreement as set out in this Request Letter shall become effective upon the Agent’s countersignature hereto on behalf of the Finance Parties.

8.	Governing law and enforcement

Clause 41 (Governing Law) of the Facility Agreement shall apply mutatis mutandis to this Request Letter.

* * *

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Yours sincerely

HMH Holding B.V.

(as Company)

By:	/s/ Dan-Erik Nilsen
Name:	Dan-Erik Nilsen
Title:	Attorney In Fact

Enclosed:

Schedule 1: Organizational structure

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We hereby agree to the terms of this Request Letter and confirm that the Lenders have consented to the Proposal.

DNB BANK ASA
(in its capacity as Agent for and on behalf of the Lenders)

Date:	11 March 2025

By:	/s/ Peder A. Bogen
Name:	Peder A. Bogen
Title:	Senior Advisor

By:	/s/ Anne Engen
Name:	Anne Engen
Title:	Senior Advisor

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Schedule 1: Organizational structure

Pre-IPO organizational structure

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Post-IPO organizational structure

Baker Hughes Company (NASDAQ: BKR)
100%
Baker Hughes Holdings LLC
Investors in this offering
100% Class A Common Stock
% Total Voting Power
Akastor ASA (OSE: AKAST)
100%
100%
Akastor AS
Mercury HoldCo Inc.
50% Class B Common Stock
% Total Voting Power
% Class B Common Stock
% Total Voting Power
% Class B Common Stock
% Total Voting Power
HMH Holding Inc.
(:)
(HMH Inc.)
50% B.V. Non-Voting Class A Shares
50% B.V. Non-Voting Class B Shares
0% Total Voting Power
100% B.V. Voting Class A Shares
100% B.V. Voting Class B Shares
100% Total Voting Power
50% B.V. Non-Voting Class B Shares
0% Total Voting Power
50% B.V. Non-Voting Class A Shares
0% Total Voting Power
HMH Holding B.V. (HMH B.V.)
Revolver
Senior Secured Bonds
HMH Holding (Netherlands) B.V.
Operating Subsidiaries

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